Exhibit 10.5

GUARANTEE AND INDEMNITY

(YAPPN CANADA INC.)

TO:	Toronto Tree Top Holdings Ltd. (the “Lender”)

DATE:	April 7, 2014

RECITALS:

A.
The Obligor is a subsidiary of the Borrower.  The Obligor (as defined herein) is required to deliver this Agreement under the terms of the Credit Agreement.  The Obligor will derive substantial direct and indirect benefits and advantages from the financial accommodations to the Borrower under the Credit Agreement, and it will be to the Obligor’s direct interest and economic benefit to deliver this Agreement in order to allow the Borrower to obtain those financial accommodations.  The Obligor acknowledges the value of that benefit.

FOR VALUE RECEIVED and intending to be legally bound by this guarantee and indemnity (the “Agreement”), the undersigned (the “Obligor”) agrees as follows:

1.	INTERPRETATION

1.1
Capitalized Terms  In this Agreement, except where the context otherwise requires, capitalized terms that are used and not otherwise defined have the meanings defined in the Credit Agreement (as defined below), and:

(a)	“Borrower” means Yappn Corp. and its successors.

(b)
“Credit Agreement” means the credit agreement dated as of the date hereof entered into by the Borrower, as borrower, and the Lender, as lender, as amended, supplemented, restated, modified or replaced from time to time.

(c)
“Obligations” means all debts, liabilities and obligations of the Borrower to the Lender under or in connection with the Credit Agreement, whether present or future, direct or indirect, absolute or contingent, matured or not, at any time owing or remaining unpaid by the Borrower to the Lender in any currency, whether arising from dealings between the Lender and the Borrower or from other dealings or proceedings by which the Lender may be or become in any manner whatever a creditor of the Borrower, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety (including obligations under or in connection with any guarantee or indemnity given by the Borrower), and all interest, fees, commissions and legal and other costs, charges and expenses owing or remaining unpaid by the Borrower to the Lender in any currency.

1.2
No Contra Proferentem  This Agreement has been negotiated by the Obligor and the Lender with the benefit of legal representation, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the construction or interpretation of this Agreement.

1.3
Conflict With Credit Agreement  If there is any conflict or inconsistency between the terms of the Credit Agreement and the terms of this Agreement, the provisions of the Credit Agreement shall govern to the extent necessary to remove the conflict or inconsistency.

1.4	Other Interpretation Rules In this Agreement:

(a)	The division into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(b)
Unless otherwise specified or the context otherwise requires, (i) “including” or “includes” means “including (or includes) but is not limited to” and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it, (ii) a reference to any legislation, statutory instrument or regulation or a section of it is a reference to the legislation, statutory instrument, regulation or section as amended, restated and re-enacted from time to time, and (iii) words in the singular include the plural and vice-versa and words in one gender include all genders.

(c)	Unless otherwise specified or the context otherwise requires, any reference in this Agreement to payment of the Obligations includes performance of the Obligations.

2.	GUARANTEE AND INDEMNITY

2.1	Guarantee The Obligor unconditionally guarantees payment to the Lender of the Obligations.

2.2
Indemnity  The Obligor also unconditionally agrees that, if the Borrower does not unconditionally and irrevocably pay any Obligations when due and those Obligations are not recoverable from the Obligor for any reason under Section 2.1, the Obligor shall indemnify the Lender immediately on demand against any cost, loss, damage, expense or liability suffered by the Lender as a result of the Borrower’s failure to do so.

2.3
Separate Liabilities  The liabilities of the Obligor under Sections 2.1 and 2.2 are separate and distinct from each other, but the provisions of this Agreement shall apply to the liabilities under both of those Sections unless the context otherwise requires.

2.4	Limit on Liability The liability of the Obligor under this Agreement is unlimited.

2.5	Irrevocable This Agreement is irrevocable by the Obligor, and the Obligor expressly and unconditionally waives any right to terminate this Agreement.

3.	CONTINUING AGREEMENT AND REINSTATEMENT

3.1
Continuing Agreement  This Agreement is a continuing guarantee and indemnity for a current or running account and will extend to the ultimate balance of the Obligations, regardless of any intermediate payment or discharge of the Obligations in whole or in part.  Without limiting the foregoing, the Obligations may include advances and re-advances under revolving credit facilities, which permit borrowing, repayment of all or part of the amount borrowed and re-borrowing of amounts previously paid.

3.2
Payments in Gross  Until this Agreement has been terminated in accordance with Section 3.4, all amounts of any kind received by the Lender from any source in respect of the Obligations shall be regarded for all purposes as payments in gross without any right on the part of the Obligor to claim the benefit of those amounts in reduction of its liabilities under this Agreement.

3.3
Reinstatement  If at any time any payment of the Obligations is or must be rescinded or returned by the Lender as a result of insolvency or reorganization of the Borrower or any other person, or for any other reason whatsoever, the Obligations will be deemed to have continued in existence and this Agreement shall continue to be effective, or be reinstated, as if the payment had not occurred.  The Lender may concede or compromise any claim that any payment ought to be rescinded or returned without diminishing the liability of the Obligor under this Section.

3.4
Termination  If the Obligations have been indefeasibly paid in full in cash and if all obligations of the Lender to extend credit under the Credit Agreement has been cancelled, then the Lender shall, at the request and expense of the Obligor, execute and deliver whatever documents are reasonably required to acknowledge the termination of this Agreement.

4.	WAIVER OF DEFENCES AND OTHER MATTERS

4.1
In Addition to Other Rights; No Marshalling  This Agreement is in addition to and is not in any way prejudiced by or merged with any other guarantee, indemnity or security now or subsequently held by the Lender in respect of any Obligations.  The Lender shall be under no obligation to marshal in favour of the Obligor any other guarantees or other securities or any money or other property that the Lender may be entitled to receive or may have a claim upon.

4.2
Liabilities Unconditional  The liabilities of the Obligor under this Agreement are absolute and unconditional, and will not be affected by any act, omission, matter or thing that, but for this Section, would reduce, release or prejudice any of its liabilities under this Agreement, or that might constitute a legal or equitable defence to or a discharge, limitation or reduction of the Obligor’s liabilities under this Agreement, including the following, whether or not known to it or the Lender or consented to by it or the Lender:

(a)
any discontinuance, reduction, increase, extension or other variance in the credit granted by the Lender to the Borrower or any time, waiver or consent granted to, or any release of or compromise with, the Borrower or any other person;

(b)	any amendment, supplement or restatement (however fundamental) or replacement of the Credit Agreement;

(c)	any unenforceability, illegality or invalidity of any obligation of any person under or in connection the Credit Agreement, including any bar to recovery under any statute of limitations;

(d)
the death or loss of capacity of the Borrower, any change in the name of the Borrower, or in the membership of the Borrower, if a partnership, or in the ownership, objects, capital structure or constitution of the Borrower, if a corporation, the sale of all or any part of the Borrower’s business or the Borrower being amalgamated or merged with one or more other entities, but shall, notwithstanding any such event, continue to apply to all Obligations whether previously or subsequently incurred; and in the case of a change in the membership of a Borrower that is a partnership or in the case of the Borrower being amalgamated or merged with one or more other entities, this Agreement shall also apply to the liabilities of the resulting or continuing entity, and the term “Borrower” shall include each resulting or continuing entity;

(e)	any credit being granted or continued by the Lender purportedly to or for the Borrower after the death, loss of capacity, bankruptcy or insolvency of the Borrower;

(f)
any lack or limitation of power, incapacity or disability of the Borrower or of the directors, partners or agents of the Borrower, or the Borrower not being a legal or suable entity, or any irregularity, defect or lack of formality in the obtaining of credit by the Borrower;

(g)	any bankruptcy, insolvency or similar proceedings, including any stay of or moratorium on proceedings;

(h)	any impossibility, impracticability, frustration of purpose, force majeure, illegality or act of governmental authority affecting the Credit Agreement;

(i)
any taking or failure to take security, any loss of or loss of value of security for the Obligations, any invalidity, lack of perfection or unenforceability of any security, or any enforcement of, failure to enforce or irregularity or deficiency in the enforcement of any security; or

(j)	the existence of any claim, set-off or other right that the Obligor may have against the Borrower, the Lender or any other person, whether in connection with the Credit Agreement or otherwise.

Each of the defences mentioned above is waived by the Obligor to the fullest extent permitted under applicable law.

4.3
Information Concerning Borrower  The Obligor acknowledges that it is presently familiar with the Credit Agreement, the financial condition of the Borrower and any other circumstances affecting the risk incurred by the Obligor in connection with this Agreement.  The Obligor shall be solely responsible for keeping itself informed concerning those matters in the future.  The Obligor acknowledges that the Lender has no obligation to provide any information concerning those matters now or in the future and that, if it does so at any time, it shall have no obligation to update the information or provide other information subsequently.

4.4
No Obligation to Enforce Other Rights  The Obligor waives any right it may have of requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Obligor under this Agreement and the Obligor waives all benefits of discussion and division.  These waivers apply irrespective of any law or any provision of the Credit Agreement to the contrary.

5.	USE OF AMOUNTS RECEIVED

5.1	Use of Amounts Received Until this Agreement has been terminated in accordance with Section 3.4, the Lender (or any trustee or agent on its behalf) may:

(a)
refrain from applying any money received or enforcing any other security or rights held by or on behalf of the Lender in respect of the Obligations, or apply any money and enforce any other security or rights in any manner and order as it sees fit;

(b)	change any application of money received in whole or in part from time to time; and

(c)	hold in a suspense account any money received from the Obligor or on account of the Obligor’s liabilities under this Agreement.

6.	POSTPONEMENT OF OBLIGOR’S RIGHTS

6.1
Postponement of Subrogation Etc.  Until this Agreement has been terminated in accordance with Section 3.4, the Obligor shall not exercise any rights that it may have by reason of performance by it of its liabilities under this Agreement:

(a)	to be indemnified by the Borrower;

(b)	to claim contribution from any other guarantor of the Obligations; or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Credit Agreement.

6.2
Postponement of Set-Off Etc.  Until this Agreement has been terminated in accordance with Section 3.4, the Obligor shall not claim any set-off or counterclaim against the Borrower as a result of any liability of the Borrower to the Obligor, or claim or prove in the bankruptcy or insolvency of the Borrower in competition with the Lender.

6.3
Postponement and Assignment  The Obligor postpones payment of all present and future debts, liabilities and obligations of the Borrower to the Obligor until this Agreement has been terminated in accordance with Section 3.4.  The Obligor assigns to the Lender all present and future debts, liabilities and obligations of the Borrower to the Obligor as security for payment of the Obligor’s liabilities under this Agreement, and agrees that all money received by the Obligor in respect of those debts, liabilities and obligations shall be received in trust for the Lender and forthwith upon receipt shall be paid over to the Lender, all without in any way lessening or limiting the liabilities of the Obligor under this Agreement.  The provisions of this Section 6.3 are independent of the other provisions of this Agreement and shall remain in full force and effect until this Agreement has been terminated in accordance with Section 3.4, notwithstanding that the other liabilities of the Obligor under this Agreement may have been discharged or terminated.

7.	OBLIGATION TO MAKE PAYMENT

7.1
Payment Immediately After Demand  The Obligor’s liability to make a payment under this Agreement shall arise immediately after demand for payment has been made in writing on the Obligor.  In connection with any demand, the Lender may treat all Obligations as due and payable and may demand immediate payment from the Obligor of the total amount of its liabilities under this Agreement, whether or not all Obligations are otherwise due and payable at the time of demand.

7.2	Right to Enforce Demands under this Agreement may be made from time to time, and the liabilities of the Obligor under this Agreement may be enforced, irrespective of:

(a)	whether any demands, steps or proceedings are being or have been made or taken against the Borrower and/or any third party; or

(b)	whether or in what order any security to which the Lender may be entitled in connection with the Credit Agreement is enforced.

7.3
Certificate as to Amount  A certificate of the Lender specifying the outstanding amount of the Obligations shall be conclusive evidence of that amount against the Obligor in the absence of any manifest error.

7.4	Interest The Obligor’s liabilities under this Agreement shall bear interest from the date of demand at the highest rate of interest per annum that is applicable to any part of the Obligations.

7.5
Rights Cumulative  No failure on the part of the Lender to exercise, nor any delay in exercising, any right or remedy under the Credit Agreement or this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  Neither the taking of any judicial or extra-judicial proceeding nor the exercise of rights under any security held from the Obligor shall extinguish the liability of the Obligor to pay and perform its liabilities under this Agreement, nor shall the acceptance of any payment or security create any novation.  No covenant, representation or warranty of the Obligor in this Agreement shall merge in any judgment.  The rights and remedies provided in this Agreement are cumulative and do not exclude any rights and remedies provided by law or otherwise.

7.6	Limitation Periods To the extent that any limitation period applies to any claim for payment of the Obligations or remedy for enforcement of the Obligations, the Obligor agrees that:

(a)	any limitation period is expressly excluded and waived entirely if permitted by applicable law;

(b)	if a complete exclusion and waiver of any limitation period is not permitted by applicable law, any limitation period is extended to the maximum length permitted by applicable law;

(c)	any applicable limitation period shall not begin before an express demand for payment of the Obligations is made in writing by the Lender to the Obligor;

(d)	any applicable limitation period shall begin afresh upon any payment or other acknowledgment of the Obligations by the Obligor; and

(e)	this Agreement is a “business agreement” as defined in the Limitations Act, 2002 (Ontario) if that Act applies.

8.	PAYMENTS

8.1
Withholdings Etc.  Any payment made by the Obligor under this Agreement shall be made without any deduction or withholding for or on account of tax and without any set-off or counterclaim of any kind.  However, if the Obligor is required by law to deduct, withhold or pay any tax in respect of any payment under this Agreement, then (i) the Obligor shall pay additional sums under this Agreement as necessary so that, after making or allowing for all required deductions, withholdings and payments (including deductions, withholdings and payments applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no deductions, withholdings or payments been required, (ii) the Obligor shall make any deductions, withholdings or payments required by law to be made by it and (iii) the Obligor shall timely pay the full amount required to be deducted, withheld or paid to the relevant governmental authority in accordance with applicable law.

8.2
Currency and Place of Payment  Payment shall be made in the currency or currencies specified in the demand for payment to the Lender at the Branch of Account, or another address or account that the Lender may specify by written notice to the Obligor from time to time.

8.3
Currency Indemnity  If a judgment or order is rendered by any court or tribunal for the payment of any amount owing to the Lender under or in connection with this Agreement and the judgment or order is expressed in a currency (the “Judgment Currency”) other than the currency payable under or in connection with this Agreement (the “Agreed Currency”), the Obligor shall indemnify and hold the Lender harmless against any deficiency in terms of the Agreed Currency in the amount received by the Lender arising or resulting from any variation as between (a) the rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of the judgment or order, and (b) the rate at which the Lender is able to purchase the Agreed Currency in accordance with normal banking practice with the amount of the Judgment Currency actually received by the Lender on the date of receipt.  The indemnity in this Section shall constitute a separate and independent liability from the other liabilities of the Obligor under this Agreement, shall apply irrespective of any indulgence granted by the Lender, and shall be secured by any security held by the Lender from the Obligor.

8.4
Set-Off  The Lender and each of its affiliates is authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or affiliate to or for the credit or the account of the Obligor against any and all of the liabilities of the Obligor now or in the future existing under this Agreement, irrespective of whether or not the Lender has made any demand under this Agreement and although those liabilities of the Obligor may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding any deposit or obligated to the Obligor.  The rights of the Lender and its affiliates under this Section 8.4 are in addition to other rights and remedies (including other rights of set-off, consolidation of accounts and bankers’ lien) that the Lender or its affiliates may have.

9.	NOTICES

9.1	Notices in Writing Any communication to be made under this Agreement shall be made in accordance with the Credit Agreement.

10.	ENTIRE AGREEMENT; SEVERABILITY

10.1
Entire Agreement  This Agreement embodies all the agreements between the Obligor and the Lender relating to the guarantee and indemnity contemplated in this Agreement.  No party shall be bound by any representation or promise made by any person relating to this Agreement that is not embodied in it.  It is specifically agreed that the Lender shall not be bound by any representation or promise made by the Borrower to the Obligor.  Any waiver of, or consent to departure from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Lender, and only in the specific instance and for the specific purpose for which it has been given.

10.2
Severability  If, in any jurisdiction, any provision of this Agreement or its application to any circumstance is restricted, prohibited or unenforceable, that provision shall, as to that jurisdiction, be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement, without affecting the validity or enforceability of that provision in any other jurisdiction and, if applicable, without affecting its application to other circumstances.

11.	DELIVERY OF AGREEMENT

11.1	Counterparts This Agreement may be executed in any number of counterparts and all counterparts taken together shall be deemed to constitute one agreement.

11.2
Delivery  To evidence the fact that it has executed this Agreement, the Obligor may send a signed copy of this Agreement or its signature to this Agreement by facsimile transmission or e-mail and the signature sent in that way shall be deemed to be its original signature for all purposes.

11.3
No Conditions  Possession of this Agreement by the Lender shall be conclusive evidence against the Obligor that the Agreement was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with.  This Agreement shall be operative and binding notwithstanding that it is not executed by any proposed signatory.

11.4
Receipt and Waiver  The Obligor acknowledges receipt of a copy of this Agreement.  The Obligor waives any notice of acceptance of this Agreement by the Lender.  The Obligor also waives the right to receive a copy of any financing statement or financing change statement that may be registered in connection with this Agreement or any verification statement issued with respect to a registration, if waiver is not otherwise prohibited by law.  The Obligor agrees that the Lender may from time to time provide information regarding this Agreement and the Obligations to persons that the Lender believes in good faith are entitled to the information under applicable law.

12.	GOVERNING LAW

12.1
Governing Law  This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the law of the Province of Ontario and the laws of Canada applicable in that province, excluding the conflict of law rules of that province.

12.2
Obligor’s Exclusive Dispute Resolution Jurisdiction  The Obligor agrees that the courts of the Province of Ontario have exclusive jurisdiction over any dispute arising from or in relation to this Agreement and the Obligor irrevocably and unconditionally attorns to the exclusive jurisdiction of that province.  The Obligor agrees that the courts of that province are the most appropriate and convenient forum to settle disputes and agrees not to argue to the contrary.

12.3
Lender Entitled to Concurrent Jurisdiction  Despite Section 12.2, the Lender is permitted to take proceedings in relation to any dispute arising from or in relation to this Agreement in any court of another province or another state with jurisdiction and to the extent allowed by law may take concurrent proceedings in any number of jurisdictions.

13.	SUCCESSORS AND ASSIGNS

13.1
Successors and Assigns  The Obligor may not assign or transfer all or any part of its liabilities under this Agreement.  This Agreement shall enure to the benefit of the Lender and its successors and assigns and be binding on the Obligor and its successors and any permitted assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS OF WHICH, the Obligor has duly executed this Agreement as of the date set forth above.

YAPPN CANADA INC.

By:	/s/ David Lucatch
Name: David Lucatch – A. S. O.

[signature page for Guarantee and Indemnity]

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